UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026 (March 2, 2026)

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	N/A (OTC Expert Market)
Class A Ordinary Shares included as part of the units	SLAMF	N/A (OTC Expert Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant

As previously disclosed by Slam Corp., a Cayman Islands exempted company (the “Company”), including in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2026 and an information statement on Schedule 14F-1 filed with the SEC on February 6, 2026 (the “Schedule 14F”), Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain members of the Sponsor (the “Sellers”), Digital Investment Strategy, LLC, a Delaware limited liability company (the “Acquiror”), and solely with respect to Article III and Section 11.1 of the Purchase Agreement, the Company, pursuant to which, among other things, the Sellers agreed to sell to the Acquiror, and the Acquiror agreed to purchase from the Sellers, 100% of the equity interests of the Sponsor (the “Sponsor Purchase”). On March 2, 2026, the Sponsor Purchase was completed pursuant to the terms of the Purchase Agreement (the “Closing”), the appointments and resignations of directors of the Company described in the Schedule 14F and Item 5.02 of this Current Report on Form 8-K became effective, and the Sellers ceased to control the Sponsor. Following the Closing, the Acquiror owns all of the equity interests of the Sponsor held by the Sellers, representing an indirect interest in all of the Company’s Class A ordinary shares, Class B ordinary shares, and Private Placement Warrants of the Company then-held by the Sponsor, has the power to appoint all members of the board of directors of the Company (the “Board”), and may therefore be deemed to control the Company.

The information disclosed under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 to the extent required herein.

Following the change of control, our business has not changed and the Company is still a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. Form 10 information regarding the Company and its operations is incorporated herein by reference to the Company’s previously filed documents set forth in bullets below (the “Prior Filings”). There have been no material changes to the disclosures previously made in the Prior Filings other than as a result of the change of control described herein.

●	The final prospectus filed with the SEC on February 24, 2021 (including the information deemed incorporated by reference therein);

●	The Annual Report on Form 10-K for the year ended December 31, 2024;

●	The Quarterly Report on Form 10-Q for quarter ended March 31, 2025;

●	The Current Reports on Form 8-K filed with the SEC on June 9, 2025, June 20, 2025, June 24, 2025, June 24, 2025, July 1, 2025, July 25, 2025, December 31, 2025 and January 30, 2026; and

●	The Schedule 14F.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On March 2, 2026, Alex Rodriguez, Himanshu Gulati, Lisa Harrington, Reggie Hudlin, Julian Nemirovsky and Alexandre Zyngier resigned as directors of the Company, Alex Rodriguez resigned as Chief Executive Officer and principal executive officer of the Company, and Ryan Bright resigned as Chief Financial Officer and principal financial and accounting officer of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors and Officers

On March 2, 2026, Maulin Shah, Joseph Buttram, Raoul Scott, Karen Snow, Michael Frisch, Kain Warwick and Ryan Bright were appointed as directors of the Company, with Maulin Shah being appointed as the Executive Chairman of the Board, who will be as well serving in such role as an officer of the Company. On March 2, 2026, Joseph Buttram was appointed as Chief Executive Officer and principal executive officer of the Company, and Raoul Scott was appointed as Chief Financial Officer and principal financial and accounting officer of the Company. Each such director and officer entered into an indemnification agreement with the Company in a form substantially consistent with the Company’s standard form in connection with their appointment.

Other than pursuant to the Purchase Agreement, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors or other matters. In addition, none of the new directors or officers of the Company has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Certain Information Concerning New Directors and Officers

The following sets forth certain information concerning each new director and officer’s past employment history, directorships held in public companies, if any, and their qualifications for service on the Board.

Maulin Shah serves as Chairman and a member of the Board of Directors of the Acquiror and is a co-founder of the Acquiror. Mr. Shah has more than 20 years of experience in investment management, with a focus on long/short equity, event-driven, and special situations investment strategies. From 2023 to 2025, Mr. Shah worked at ClearAlpha Technologies, where he focused on investment strategy and portfolio construction. Prior to that, Mr. Shah held senior portfolio management roles at leading global hedge funds and asset management firms, including Millennium Management (2021–2022), Citadel (2016–2020), Perry Capital (2011–2016), Shumway Capital Partners (2010–2011) and Polygon Investment Partners (2005–2010). Across these platforms, Mr. Shah managed multi-billion-dollar portfolios and led investments in merger arbitrage, corporate actions, restructurings, spin-offs, and fundamental long/short equity strategies across multiple sectors. Earlier in his career, from 2000 to 2004, Mr. Shah worked in investment banking at UBS Investment Bank, advising corporate and financial-sponsor clients on mergers and acquisitions, leveraged buyouts, divestitures, and capital markets transactions. Mr. Shah holds a Bachelor of Science degree with dual majors in Finance and Information Systems from the Leonard N. Stern School of Business at New York University. He currently serves on the boards of the NYU Stern Alumni Council and the Bronx Science Foundation. Mr. Shah is well qualified to serve as the Company’s Executive Chairman and on the Board due to his extensive experience in investment management, capital markets, and corporate transactions.

Joseph Buttram is the Chief Executive Officer and a member of the Board of Directors of the Acquiror and is a co-founder of the Acquiror. Mr. Buttram most recently served as Founder and Principal of Zeal Capital, Mr. Buttram’s family office, since 2020, where Mr. Buttram managed investments with a primary focus on cryptocurrency and DeFi protocols. Mr. Buttram has over 10 years of professional investment experience, with full-time dedication from 2016 as an angel investor and independent fund manager in the cryptocurrency ecosystem. Mr. Buttram also helped found the Proof of Stake Alliance in 2018, an industry advocacy group focused on supporting staking through education and policy engagement. Mr. Buttram has focused on DeFi protocols and the Synthetix ecosystem, including participation in the early wave of DeFi yield farming. Mr. Buttram holds a Bachelor of Science degree in Marketing from San Francisco State University. Mr. Buttram’s is well qualified to serve as the Company’s Chief Executive Officer and on the Board due to his extensive experience and expertise in cryptocurrency and DeFi protocols.

Raoul Scott serves as President and a member of the Board of Directors of the Acquiror and is a co-founder of the Acquiror. Mr. Scott is a financial executive with over 15 years of experience across institutional capital markets, prime brokerage, venture investing, and decentralized finance. Mr. Scott has focused on fund operations, capital deployment, derivatives, and institutional infrastructure at the intersection of traditional and digital markets. Since 2022, Mr. Scott has served as Chief Operating Officer of Zeal Capital, a crypto-native family office. In this role, Mr. Scott oversees fund operations, treasury, compliance, and investment execution across venture capital, fund investments, liquid tokens, and derivatives. Mr. Scott leads investment diligence and deal execution, negotiates off-market transactions, and manages structured perpetual futures and DeFi yield strategies with active risk oversight and reporting. Previously, Mr. Scott held Managing Director roles at Clear Street LLC and StoneX Financial Inc., where he led institutional sales teams, managed prime brokerage relationships with hedge funds and asset managers, negotiated commercial terms, and helped design and evaluate digital asset trading and custody initiatives. Earlier in his career, Mr. Scott held senior roles at BitGo Europe Ltd. and Cowen Prime Services LLC, building institutional crypto and prime brokerage businesses across the U.S. and EMEA. Mr. Scott began his career in operational and contract-focused roles at ConvergEx Prime Services and Eze Castle Software, focusing on compliance, client onboarding, and financial systems. Mr. Scott is a former NASD Registered Representative and previously held Series 7, 63, and 3 licenses. Mr. Scott holds a Bachelor of Arts from Bates College. Mr. Scott is well qualified to serve as the Company’s President and Chief Financial Officer and on the Board due to his extensive experience in investment strategy, cryptocurrency, financial systems, fund operations, capital deployment, derivatives, and institutional infrastructure.

Karen Snow serves as a member of the Board of Directors of the Acquiror. Ms. Snow has over 30 years of professional experience in strategic consulting, investment banking, capital markets, corporate governance, and executive leadership. Since 2025, Ms. Snow has served as Chief Executive Officer of Rose & Co. Capital Advisors, a corporate advisory firm providing strategic and capital markets advisory services to private and public companies. Prior to joining Rose & Co., Ms. Snow served in various roles at Nasdaq from 2018-2024 including as Global Head of Listings at Nasdaq, where she was responsible for global new listings, listing transfers and retention, and issuer services such as investor engagement. Ms. Snow served on the board of Nasdaq Private Market from 2021-2024 and on the advisory board of Nasdaq Center for Board Excellence from 2021-2023. Prior to Nasdaq, Ms. Snow served in various positions for 18 years at Credit Suisse from 2000-2018, including investment banking and equities groups with her last position as Managing Director and Head of New York Equity Sales. In her various roles, Ms. Snow advised companies on capital markets transactions, investor engagement, mergers and acquisitions, and restructurings. Ms. Snow holds a Bachelor of Science degree with honors from Babson College (1993) and a Master of Business Administration from Georgetown University’s McDonough School of Business (1999). Ms. Snow was recognized by Forbes 50 Over 50 in 2024, and is registered with the Financial Industry Regulatory Authority (FINRA) where she holds Series 7, 9, 10, 24 and 63 securities licenses. Ms. Snow currently serves on the board of Marelli, a KKR-portfolio company since 2022 where she is a member of the audit and compensation committees and on advisory boards at Babson College since 2020 and Springboard Enterprises since 2024, a female founder non-profit accelerator program. Ms. Snow is well qualified to serve on the Board due to her extensive experience in strategic consulting, investment banking, capital markets, corporate governance and executive leadership.

Michael Frisch serves as a member of the Board of Directors of the Acquiror. Mr. Frisch has over 15 years of experience representing clients in the financial services sector and is a Chambers-ranked attorney. Mr. Frisch currently leads the cryptocurrency and digital asset practice at Croke Fairchild Duarte & Beres, LLC (“CFDB”), a full-service Chicago-based law firm with over 110 attorneys. At CFDB, Mr. Frisch leads the Midwest’s premier cryptocurrency practice, where he has counseled clients across various spectrums of the cryptocurrency industry, ranging from founders, DeFi projects, to financial institutions and traditional companies engaging within the cryptocurrency industry. Mr. Frisch also serves as the general counsel of Streamex Corp., a Nasdaq-listed company focusing on the tokenization of commodities and the issuer of GLDY, a gold-backed crypto token offering yield. Mr. Frisch has also focused on counseling clients at the intersection of the U.S. Commodity Exchange Act (“CEA”) and digital assets. From 2015 to 2019, Mr. Frisch served as a senior trial attorney at the Commodity Futures Trading Commission (CFTC), where he brought one of the CFTC’s first enforcement actions involving cryptocurrency — CFTC v. Bitfinex — and was part of the team responsible for the CFTC’s action against Tether in 2021. While at the CFTC, Mr. Frisch was part of the litigation team in CFTC v. Monex, a landmark case concerning the applicability of Section 2(c)(2)(D) of the CEA, and contributed to the CFTC’s Final Interpretive Guidance on Actual Delivery for Digital Assets. Prior to joining the CFTC, Mr. Frisch practiced at a large Chicago-based international law firm, focusing on complex commercial litigation and matters related to white collar defense and compliance and complex civil litigation, with a particular focus on clients in the financial services sector. Mr. Frisch also served as law clerk to the Honorable Robert M. Dow, Jr. of the U.S. District Court for the Northern District of Illinois. Mr. Frisch is a graduate of the Northwestern Pritzker School of Law and of the Medill School of Journalism at Northwestern University. Mr. Frisch was ranked in Chambers and Partners 2026 Fintech Guide as Band 4 in the Crypto-Asset Disputes category. Mr. Frisch has been recognized by Forbes as one of Chicago’s top innovators in the Web3 space and has been listed as a Rising Star by Crains Chicago Business. Ms. Frisch is well qualified to serve on the Board due to his extensive experience in cryptocurrency, the digital asset space and generally the financial services sector.

Kain Warwick serves as a member of the Board of Directors of the Acquiror. Mr. Warwick is a pioneer in decentralized finance (“DeFi”) with over a decade of experience building, scaling, and governing foundational blockchain-based financial infrastructure. Mr. Warwick is best known as the founder of Synthetix, one of the earliest and most influential DeFi protocols enabling the issuance and trading of synthetic assets on-chain. Under his leadership from 2017, Synthetix became one of the core pillars of the DeFi ecosystem, consistently ranking among the largest protocols by total value locked and trading volume. In 2020, Mr. Warwick was instrumental in popularizing the concept of liquidity mining and yield farming, which catalyzed the “DeFi Summer” expansion of DeFi and materially shaped modern token incentive design. His work during this period helped to establish many of the economic and governance models that continue to underpin today’s DeFi markets. In 2023, Mr. Warwick also founded Infinex, a crypto financial super-application designed to simplify and unify access to DeFi through a non-custodial, cross-chain wallet, portfolio management system, and trading terminal. Infinex facilitated for example the $67.7 million Patron NFT sale, which marked the largest NFT raise to date, with participation from leading venture capital firms and prominent industry figures, including Founders Fund and Ethereum co-founder Vitalik Buterin. Throughout his career, Mr. Warwick has been recognized as one of the most influential builders in the DeFi space, with deep expertise in protocol design, token economics, governance systems, and decentralized market structure. His work has been impactful on the DeFi space and how decentralized liquidity, synthetic assets, and on-chain derivatives are designed and operated. Mr. Warwick is well qualified to serve on the Board due to his pioneering role in DeFi, his experience founding and scaling globally adopted financial protocols, and his deep understanding of crypto market infrastructure, governance, and economic design.

Ryan Bright has 25 years of experience as a financial and investment principal and executive and previously served as the Chief Financial Officer of the Company from October 2023 to March 2026. Mr. Bright has developed significant experience in special purpose acquisition companies (“SPACs”) over the last five years, including consulting on a $200 million + portfolio of SPACs for a multi-billion-dollar hedge fund, and co-founding Direct Selling Acquisition Corp. (“DSA”) in May 2019 and serving as a Special Advisor to DSA since February 2021. Prior to founding DSA, Mr. Bright served as the President and Managing Partner of Lucidus Capital, LLC (“Lucidus”), a boutique transaction advisory firm. Prior to Lucidus, Mr. Bright was responsible as a Managing Director for the Dallas office of an international investor relations firm, focusing on representing companies listed on both the Nasdaq and the New York Stock exchanges. From 2003 to 2007, Mr. Bright co-founded and managed Fiducia Capital Management, LP (“Fiducia”), a registered investment advisory firm, focusing on managing portfolios of publicly traded equities for a number of private investment partnerships. Mr. Bright began his career in finance focusing on sourcing private equity transactions for a large Dallas, Texas-based family office and also served as a key investment advisor to one of the largest private family foundations in the State of Texas. Mr. Bright is well qualified to serve on the Board due to his extensive financial, investment and public company experience.

Committees of the Board

The Company has one standing committee: the audit committee of the Board. As a result of the appointments and resignations of directors of the Company as described above, as of March 2, 2026, the membership of the audit committee of the Board is as follows:

●	Audit Committee: Kain Warwick (as Chair and audit committee financial expert) and Michael Frisch

Item 8.01. Other Events

As previously disclosed, BTIG, LLC (“BTIG”) and the Company entered into a fee waiver letter, dated December 17, 2023 (the "December 2023 Waiver Letter"), pursuant to which BTIG agreed to waive its right to its portion of the deferred underwriting commission (the “BTIG Deferred Discount”) upon consummation of the proposed business combination with Lynk Global, Inc. (the “Lynk Business Combination”). On July 18, 2025, the Lynk Business Combination was terminated. In connection with the termination of the Lynk Business Combination, BTIG received certain compensation for services performed in connection with the proposed Lynk Business Combination.

On March 2, 2026, the Company and BTIG entered into a fee waiver letter (the “March 2026 Waiver Letter”), pursuant to which BTIG agreed to waive its right to its portion of the deferred underwriting commission; provided, however, that BTIG will be entitled to receive 20,000 Class A ordinary shares, par value $0.0001, of the Company upon consummation of the Company’s initial business combination. Upon execution of the March 2026 Waiver Letter, the conditional waiver of the BTIG Deferred Discount contained in the December 2023 Waiver Letter is null and void and no longer applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2026	Slam Corp.

	By:	/s/ Maulin Shah
	Name:	Maulin Shah
	Title:	Executive Chairman